UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2004

LEADIS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

474 Potrero Ave., Suite A

Sunnyvale, California 94085

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 387-8000

Item 12. Results of Operations and Financial Condition.

On July 28, 2004, Leadis Technology, Inc. issued a press release announcing its financial results for the three months ended June 30, 2004. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in the report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Leadis Technology, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LEADIS TECHNOLOGY, INC.

Dated: July 28, 2004	By:	/s/ Victor Lee
Victor Lee Chief Financial Officer and Secretary

INDEX TO EXHIBITS

99.1	Press Release issued July 28, 2004, announcing results for the second quarter of fiscal year 2004.